Exhibit 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


                                               ) Case No. 03-15299 (PSH)
In re:                                         ) (Jointly Administered)
                                               )
EAGLE FOOD CENTERS, INC.,                      ) Chapter 11
         et al.,                               )
                                               ) Hon. Pamela S. Hollis
                            Debtors.           )

                       NOTICE OF SALE OF CERTAIN ASSETS

PLEASE TAKE NOTICE OF THE FOLLOWING:

         1. Pursuant to the Order under 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing (the "Procedures Order") entered by the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") on June 27, 2003, the above-captioned debtors and debtors in possession (collectively, the "Debtors") are offering for sale the assets (the "Assets") related to the Debtors' business (the "Business") (capitalized terms not otherwise defined herein shall have the meaning given to them in the Procedures Order).

         2. Participation at the Auction is subject to the Bidding Procedures and the Procedures Order. A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Huron Consulting Group LLC, 550 W. Van Buren Street, Chicago, Illinois 60607, Attn: William J. Fasel, (ii) Eagle Food Centers, Inc., 801 First Street East, Milan, Illinois 61264, Attn: Robert
J. Kelly, and (iii) Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100 Chicago, Illinois 60606, Attn: George N. Panagakis, not later than 4:00 p.m. (prevailing central time) on July 21, 2003 (the "Bid Deadline"). A Qualified Bidder shall accompany its bid with a deposit in accordance with the Bidding Procedures.

         3. All interested parties are invited to make offers to purchase some or all of the Assets in accordance with the terms and conditions approved by the Bankruptcy Court (the "Bidding Procedures"). Pursuant to the Bidding Procedures, the Debtors may conduct an auction for the Business (the "Auction") beginning at 10:00 a.m. (prevailing central time) on August 20, 2003 at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker, Chicago, Illinois.

         4. A hearing to approve the Proposed Sale(s) (the "Sale Hearing") to the highest and best bidder will be held at the United States Bankruptcy Court for the Northern District of Illinois, Dirksen Federal Building, 219 South Dearborn, Chicago, Illinois, 60604, before the Honorable Pamela S. Hollis, United States Bankruptcy Judge on (a) August 1, 2003 at 10:00 a.m. (prevailing central time) with respect to Assets which after an evaluation of the Qualified Bids received by the Bid Deadline, the Debtors, in their business judgment and following consultation with representatives of the Creditors Committee, determined not to subject to Auction and (b) on September 5, 2003 at 10:00 a.m. (prevailing central time) with respect to Assets that will be subject to Auction.

         5. A copy of the Procedures Order, including without limitation, the Bidding Procedures and the forms of Asset Purchase Agreement, Lease Termination Agreement and Confidentiality Agreement can be retrieved at www.ilnb.uscourts.gov, or will be provided upon written request to the Debtors' counsel.

         6. This notice is qualified in its entirety by the Procedures Order.



Dated: June 27, 2003                 BY ORDER OF THE COURT


                                     John Wm. Butler, Jr. (ARDC No. 06209373)
                                     George N. Panagakis (ARDC No. 06205271)
                                     Ron E. Meisler (ARDC No. 06270262)
                                     SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM (ILLINOIS)
                                     333 West Wacker Drive, Suite 2100
                                     Chicago, Illinois 60606-1285
                                     (312) 407-0700
                                     Attorneys for Debtors and
                                       Debtors-in-Possession